UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015
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THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On July 16, 2015, The Western Union Company (the “Company”) Board of Directors (the “Board”) voted to increase the size of the Board from 11 to 12 and to appoint Martin I. Cole to the Board to fill the vacancy resulting from the increase in the size of the Board, effective July 16, 2015. In addition, the Board appointed Mr. Cole to the Audit and Compliance Committees of the Board, also effective July 16, 2015.
There is no arrangement or understanding between Mr. Cole and any other persons pursuant to which Mr. Cole was selected as a director. There are no transactions involving Mr. Cole requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Cole will receive the standard compensation effective for 2015 received by the Company's current non-employee directors, as discussed in the Company's Proxy Statement dated April 1, 2015, prorated for the time he serves during 2015.
A copy of the press release announcing the appointment of Mr. Cole to the Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by The Western Union Company on July 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2015	THE WESTERN UNION COMPANY

	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by The Western Union Company on July 16, 2015